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                                                                    Exhibit 15f

                              AMENDED AND RESTATED
                   PLAN OF DISTRIBUTION PURSUANT TO RULE 12B-1
                            (AS OF JANUARY 2, 1997)

                                       OF

                            MORGAN STANLEY FUND, INC.

                                 CLASS B SHARES

                                       AND

                                 CLASS C SHARES



WHEREAS, Morgan Stanley Fund, Inc. (the "Company") intends to engage in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "Act"); and

     WHEREAS, the Company desires to adopt a Plan of Distribution pursuant to Rule 12b-1 under the Act (the "Plan") with respect to shares of its common stock, par value $.001 per share (the "Shares"), that are classified and allocated to each of its series of Shares (each, a "Fund") having Class B shares (the "Class B Shares") as listed on Schedule A attached hereto and separately with respect to Shares that are classified and allocated to each of its Funds having Class C shares (the "Class C Shares") as listed on Schedule B attached hereto and the Board of Directors has determined that there is a reasonable likelihood that adoption of the Plan will benefit the Company and its stockholders; and

     WHEREAS, the Company intends to employ Van Kampen American Capital Distributors, Inc. (the "Distributor") as distributor of the Shares; and


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     WHEREAS, the Company and the Distributor intend to enter into a separate
Distribution Agreement with the Company for Shares, pursuant to which the Company will employ the Distributor as distributor for the continuous offering of Shares;

     NOW, THEREFORE, the Company hereby adopts, and the Distributor hereby agrees to the terms of, the Plan with respect to the Class B Shares of each Fund and separately with respect to the Class C Shares of each Fund in accordance with Rule 12b-1 under the Act on the following terms and conditions:

     1. The Company shall pay to the Distributor, as the distributor of the Shares, compensation for distribution of the Class B Shares at an annual rate not to exceed 0.75% of the average daily net assets of such Class B Shares of the Fund and the compensation for distribution of the Class C Shares at an annual rate not to exceed 0.75% of the average daily net assets of such Class C Shares of the Fund. The amount of such compensation respectively for each such class of shares shall be agreed upon by the Board of Directors of the Company and by the Distributor and shall be calculated and accrued daily and paid monthly or at such other intervals as the Board of Directors and the Distributor shall mutually agree.

     2. The amount set forth in Paragraph 1 of this Plan shall be paid for the Distributor's services as distributor of the Class B Shares of a Fund and Class C Shares of the Fund, respectively. Such amount may be spent by the Distributor on any activities or expenses primarily intended to result in the sale of such Class B Shares and Class C Shares, respectively, including, but not limited to: compensation to and expenses, including overhead and telephone expenses, of employees of the Distributor who engage in or support distribution of the Shares; printing of prospectuses and reports for other than existing stockholders or filings with any federal or state securities authorities; preparation, printing and distribution of sales literature and advertising materials; and compensation to broker/dealers who sell Shares. The Distributor may negotiate with any such broker/dealer the services to be provided by the broker/dealer to stockholders in connection with the sale of Shares, and all or any portion of the compensation paid to the Distributor under Paragraph 1 of this Plan may be reallocated by the Distributor to broker/dealers who sell such Class B Shares and Class C Shares, respectively.


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     3.   (a)  Stockholder Services Annual Fee.  The Company is authorized to pay the Distributor an annual fee that is calculated daily and paid monthly for the stockholder services provided to stockholders of the Class B Shares of the Fund and to stockholders of the Class C Shares of the Fund, respectively described in paragraph (b) of this Section, at the annual rate of 0.25% of the average daily net assets of each such class, respectively.

          (b) Stockholder Services. In addition to the distribution services set forth in Paragraph 2 above, the Distributor will provide stockholder services to accounts of the Class B Shares and of the Class C Shares,
respectively, including, but not limited to, the following:   telephone service
to stockholders, including the acceptance of telephone inquiries and transaction requests; acceptance and processing of written correspondence, new account applications and subsequent purchases by check; mailing of confirmations, statements and tax forms directly to stockholders; and acceptance of payment for trades by check, Federal Reserve wire or Automated Clearing House payment. In addition, the Distributor shall perform or supervise the performance by others of other stockholder services in connection with the operations of the Class B Shares and of the Class C Shares, respectively, as agreed from time to time.

     4. For Funds in operation prior to January 2, 1997, this plan initially became effective with respect to the Class B Shares and the Class C Shares, respectively, of such Fund, after this plan was approved by a vote of the majority (as defined in the Act) of the outstanding Shares of such class. For each Fund that commenced operation on January 2, 1997, this Plan as amended and restated is effective with respect to Shares of those Funds that have approved it by a vote of at least a majority (as defined in the Act) of the outstanding Shares of such class.

     5. In addition to the approval required by Paragraph 4 above, and the amendment and restatement of this Plan is effective with respect to the Class B or the Class C Shares of those Funds for which it has been approved with respect to such class, together with any related agreements, by votes of a majority of both (a) the Board of Directors of the Company and (b) those Directors of the Company who are not "interested persons" of the Company (as defined in the Act) and have no direct or indirect financial interest in the operation of this Plan with respect to such class or any agreements related to it (the "Rule 12b-1 Directors"), cast in person at a meeting (or meetings) called for the purpose of voting on this Plan with respect to such class and such related agreements.


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     6.   This Plan was adopted for the Class B Shares and Class C Shares of the Funds in operation prior to January 2, 1997 effective on the date each such class, respectively, commenced operations. The amendment and restatement of this Plan with respect to the Class B Shares and the Class C Shares of each Fund in operation prior to January 2, 1997 became effective as of January 2, 1997. With respect to a class of Shares of a Fund that commenced operation on January 2, 1997, this plan as amended and restated adopted for such class of Shares of such Fund effective on the date such class commences operation. This Plan as amended and restated continues in effect for one year from the date of its adoption and thereafter, this Plan as amended and restated continues in effect for so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan as amended and restated continues in Paragraph 5.

     7. The Distributor shall provide to the Board of Directors of the Company and the Board of Directors shall review, at least quarterly, a written report of the amounts expended pursuant to this Plan with respect to each class of Shares of a Fund to which this Plan applies and the purposes for which such expenditures were made, including commissions, advertising, printing, interest, carrying charges and allocated overhead expenses.

     8. This Plan may be terminated at any time with respect to a class of Shares of a Fund to which this Plan applies by vote of a majority of the Rule 12b-1 Directors, or by a vote of a majority of the outstanding Shares of such class.

     9. This Plan may not be amended with respect to a class of Shares of a Fund to which this Plan applies to increase materially the amount of compensation provided for in Paragraph 1 hereof unless such amendment is approved in the manner provided for initial approval in Paragraph 4 hereof, and no material amendment to the Plan of any kind with respect to a class of Shares of a Fund to which this Plan applies, including an amendment which would increase materially the amount of such compensation, shall be made unless approved in the manner provided for approval and annual renewal in Paragraphs 5 and 6 hereof.

     10. While this Plan is in effect for any class of Shares of a Fund, the selection and nomination of Directors who are not interested persons (as defined in the Act) of the Company shall be committed to the discretion of the then current Directors who are not interested persons (as defined in the Act) of the Company.

     11. The Company shall preserve copies of this Plan and any related agreements and all reports made pursuant to Paragraph 7

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hereof for a period of not less than six years from the date of this Plan, such agreements or such reports, as the case may be, the first two years in an easily accessible place.


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                                   SCHEDULE A
                                       TO
                   PLAN OF DISTRIBUTION PURSUANT TO RULE 12b-1
                            FUNDS WITH CLASS B SHARES

                             Funds in operation prior
                                 to January 2, 1997:

 1.  Morgan Stanley Global Equity Allocation Fund

 2.  Morgan Stanley Global Fixed Income Fund

 3.  Morgan Stanley Asian Growth Fund

 4.  Morgan Stanley American Value Fund

 5.  Morgan Stanley Worldwide High Income Fund

 6.  Morgan Stanley Emerging Markets Fund

 7.  Morgan Stanley Latin American Fund

 8.  Morgan Stanley International Magnum Fund

 9.  Morgan Stanley Aggressive Equity Fund

10.  Morgan Stanley High Yield Fund

11.  Morgan Stanley U.S. Real Estate Fund

Funds that commenced operations on January 2, 1997:

 1.  Morgan Stanley Global Equity Fund

 2.  Morgan Stanley Emerging Markets Debt Fund

 3.  Morgan Stanley Mid Cap Growth Fund

 4.  Morgan Stanley Equity Growth Fund

 5.  Morgan Stanley Value Fund

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                                   SCHEDULE B
                                       TO
                   PLAN OF DISTRIBUTION PURSUANT TO RULE 12b-1
                            FUNDS WITH CLASS C SHARES

                             Funds in operation prior
                                 to January 2, 1997:


 1.  Morgan Stanley Global Equity Allocation Fund

 2.  Morgan Stanley Global Fixed Income Fund

 3.  Morgan Stanley Asian Growth Fund

 4.  Morgan Stanley American Value Fund

 5.  Morgan Stanley Worldwide High Income Fund

 6.  Morgan Stanley Emerging Markets Fund

 7.  Morgan Stanley Latin American Fund

 8.  Morgan Stanley International Magnum Fund

 9.  Morgan Stanley Aggressive Equity Fund

10.  Morgan Stanley High Yield Fund

11.  Morgan Stanley U.S. Real Estate Fund

Funds that commenced operations on January 2, 1997:

 1.  Morgan Stanley Global Equity Fund

 2.  Morgan Stanley Emerging Markets Debt Fund

 3.  Morgan Stanley Mid Cap Growth Fund

 4.  Morgan Stanley Equity Growth Fund

 5.  Morgan Stanley Value Fund